UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 5, 2011

VITESSE SEMICONDUCTOR CORPORATION

(Exact name of issuer as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-31614	77-0138960
(Commission File Number)	(IRS Employer Identification No.)

741 Calle Plano

Camarillo, California 93012

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (805) 388-3700

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Vitesse Semiconductor Corporation (the “Company”) filed a current report on Form 8-K on May 10, 2011 (the “Original Report”), to report that Richard C. Yonker had announced on May 5, 2011, that he intended to retire from his position as the Company’s Chief Financial Officer effective when his successor is appointed and an orderly transition is completed.  This Amendment No. 1 on Form 8-K/A amends the Original Report to provide information called for in Item 5.02(b) that was not determined or available at the time the Original Report was filed, namely that Mr. Yonker’s resignation became effective on July 29, 2011, and to report the appointment of his successor.

Effective on July 27, 2011, the Board of Directors of the Company appointed Martin S. McDermut to serve as the Company’s Chief Financial Officer.  The Company also entered into an employment agreement with Mr. McDermut as of July 27, 2011, pursuant to which Mr. McDermut’s annual base salary will be $285,000 and he will participate in the Company’s cash incentive plan for senior executives and be eligible to receive equity incentive awards.  For the Company’s fiscal year ending September 30, 2011, Mr. McDermut will participate in the Company’s cash incentive plan for senior executives with a target award amount of 40% of his base salary and a maximum amount of 60% of his base salary, with any amount earned for the fiscal year ending September 30, 2011 to be calculated on a prorated basis for the partial year period between the effective date of Mr. McDermut’s employment agreement and the Company’s fiscal year end.  Under the terms of his employment agreement, Mr. McDermut will be granted equity incentive awards consisting of options to purchase 50,000 shares of the Company’s common stock at an exercise price equal to the fair market value of the Company’s common stock on the grant date and 50,000 restricted stock units, both of which will vest monthly over the two years following their respective grant dates.  Mr. McDermut will also be eligible to participate in the Company’s benefits programs applicable to senior executives.

Under the terms of Mr. McDermut’s employment agreement, in the event of Mr. McDermut’s employment by the Company other than for cause, or his resignation for good reason, other than within the 12-month period following a change in control of the Company, Mr. McDermut will receive a lump sum cash payment in an amount equal to 12 months of his base salary plus a prorated portion of the maximum payment he was eligible to receive under the Company’s cash incentive plan for senior executives (provided that the Company’s performance for the fiscal year in which such termination occurs meets at least the threshold level set by the Company’s Board of Directors).

Under the terms of Mr. McDermut’s employment agreement, in the event of a change of control of the Company and termination of Mr. McDermut’s employment by the Company other than for cause, or his resignation for good reason, within 12 months following the change of control, Mr. McDermut’s equity compensation awards will be immediately vested with respect the to number of shares that would have vested if Mr. McDermut had completed an additional two years of continuous service and his stock options shall remain exercisable for an additional 90 days following the date of his termination of employment.  In addition, Mr. McDermut will receive the severance benefits described above, plus an additional lump sum cash payment in an amount equal to the maximum payment he was eligible to receive under the Company’s cash incentive plan for senior executives plus 24-months of medical insurance premiums in effect on the date of his termination.

Mr. McDermut will only receive the compensation described above in connection with a termination of his employment if he executes on a timely basis the Company’s then standard form of waiver and release of claims.

Mr. McDermut, age 60, has provided chief financial officer and interim management advisory services since 2007.  From January 2009 to July 2011, Mr. McDermut served as Managing Director of Avant Advisory Group, a financial advisory and management consulting firm to entrepreneurial and middle market companies.  From May to November 2010, Mr. McDermut was the Interim Chief Financial Officer of IRIS International, Inc., a publicly traded diagnostic medical equipment manufacturer.  Prior to joining Avant Advisory Group, from October 2007 to December 2008, Mr. McDermut provided financial and management consulting services to various clients as principal of his own financial consulting firm.

From early 2006 to September 2007, Mr. McDermut provided chief financial officer and advisory services to various distressed and troubled entities.  From May to October 2007, he served as Chief Financial Officer of Stila Corp., a consumer products company.  From April 2006 to April 2007, he also served as Senior Vice President and Chief Financial Officer of Global Brand Marketing Inc., a footwear company.  From February 2000 to March 2006, he was Senior Vice President, Chief Financial Officer, and Secretary of Superconductor Technologies Inc., a publicly traded wireless equipment manufacturer.

From September 1996 to February 2000, Mr. McDermut served as Vice President of Finance and Administration, Secretary, and Chief Financial Officer of IRIS International Inc., a publicly traded diagnostic medical equipment developer and manufacturer.  From 1994 to August 1996, he held similar positions in other entrepreneurial and early-stage companies.  From 1975 to 1993, he was with certified public accounting and consulting firm Coopers & Lybrand L.L.P. (now known as PricewaterhouseCoopers LLP) becoming a partner in 1988.  From 1990 to 1993, Mr. McDermut practiced in the firm’s Los Angeles Entrepreneurial Advisory Services Group and was named its practice leader in 1992.

Mr. McDermut is a Certified Public Accountant, Certified Merger & Acquisitions Advisor, Certified Insolvency and Restructuring Advisor and Certified Fraud Specialist.  He holds an M.B.A. in Finance and Accounting from the University of Chicago and a B.A. in Economics from the University of Southern California.

Item 7.01               Regulation FD Disclosure.

On August 1, 2011, the Company issued a press release announcing the appointment of Mr. McDermut as the Company’s new Chief Financial Officer.  A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is furnished herewith.

Item 9.01.              Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by Vitesse Semiconductor Corporation, dated August 1, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 1, 2011

VITESSE SEMICONDUCTOR CORPORATION

By:	/s/Christopher R. Gardner
Christopher R. Gardner
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release issued by Vitesse Semiconductor Corporation, dated August 1, 2011.